Exhibit 21.1

DUN & BRADSTREET HOLDINGS, INC.

List of Subsidiaries as of June 8, 2020

Subsidiary	State or Other Jurisdiction of Formation

Avention, Inc.	Delaware, USA

Avention UK Limited (UK)	United Kingdom

Avention Singapore Pte. Ltd. (Singapore)	Singapore

A.C.N. 151 649 722 Pty. Ltd. (formerly Avention Australia Pty. Ltd. (Australia)	Australia

Cannondale Holdings, Inc.	Delaware, USA

Cannondale Investments, Inc.	Delaware, USA

Corinthian Leasing Corporation	Delaware, USA

D&B Business Information Solutions U.C.	Ireland

D&B Canadian Holding B.V.	Netherlands

D&B Europe Limited	England

D&B Group Holdings (UK)	England

D&B Group Limited	Delaware, USA

D&B Group Limited (Branch)	England (UK)

D&B Holdings (UK)	England

D&B Holdings Australia Limited	England

D&B Information Services (M) Sdn. Bhd.	Malaysia

D&B International Holdings B.V.	Netherlands

D&B Investing 1, LLC	Delaware, USA

D&B Management Services Co.	Delaware, USA

D&B Mauritius Limited	Mauritius

DBXB Netherlands B.V.	Netherlands

DBXB S.r.l.	Italy

DBXB Anz Pty. Ltd.	Australia

Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore

Dun & Bradstreet (HK) Limited	Hong Kong

Dun & Bradstreet (SCS) B.V.	Netherlands

Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd.	England

Dun & Bradstreet Deutschland Holding GmbH	Germany

Dun & Bradstreet Emerging Businesses Corp.	Delaware, USA

Dun & Bradstreet European Business Information Center B.V.	England & Netherlands

Dun & Bradstreet Finance Limited	England

Dun & Bradstreet Government Solutions, Inc.	Delaware, USA

Dun & Bradstreet Holdings B.V.	Netherlands

Dun & Bradstreet Information Services India Pvt. Ltd.	India

Dun & Bradstreet Interfax B.V.	Netherlands

Dun & Bradstreet International Consultant (Shanghai) Co., Ltd.	China

Dun & Bradstreet International, Ltd.	Delaware, USA

Dun & Bradstreet Investments Limited	England

Dun & Bradstreet Japan Ltd.	Japan

Dun & Bradstreet Limited	England

Dun & Bradstreet NetProspex, Inc.	Delaware, USA

Dun & Bradstreet S.A.	Uruguay

Dun & Bradstreet Unterstuetzungskasse GmbH	Germany

Dun & Bradstreet, Inc.	Delaware, USA

Hoover’s, Inc.	Delaware, USA

Ifico-Buergel AG	Switzerland

Kosmos Business Information Limited	England

Lattice Engines, Inc.	Delaware, USA

MadObjective, Inc.	Delaware, USA

MicroMarketing D&B (Beijing) Co., Ltd.	China

OneSource India Pvt. Ltd. (India)	India

OneSource Information Services UK Limited	United Kingdom

Orb Intelligence, Inc.	Delaware, USA

Shanghai Huaxia Dun & Bradstreet Business Information Consulting Co., Ltd.	China

Star Intermediate II, LLC	Delaware, USA

Star Intermediate III, LLC	Delaware, USA

The D&B Companies of Canada ULC	Nova Scotia, Canada

The Dun & Bradstreet Corporation	Delaware, USA

Tradethink Limited	Cyprus

Triopax Investments Limited	Cyprus